Exhibit 99.1

Item 1. Financial Statements

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,660	$15,253
Restricted cash	2,503	500
Accounts receivable, net of allowance for doubtful accounts of $455 and $1,504 as of September 30, 2009 and December 31, 2008, respectively	26,673	36,709
Inventories, net	14,923	41,895
Prepaid expenses and other current assets	3,996	3,862
Total current assets	55,755	98,219
Property and equipment, net	138,488	144,707
Goodwill	33,984	30,954
Intangible assets, net	96,875	105,593
Other assets	3,227	275
TOTAL ASSETS	$328,329	$379,748
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit and notes payable	$10,544	$3,340
Current maturities of long-term debt	8,996	9,711
Current portions of capital lease obligations	1,068	978
Accounts payable	19,178	40,225
Accrued liabilities	7,353	10,386
Customer deposits	8,275	21,102
Total current liabilities	55,414	85,742
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	18,126	25,792
Long-term capital lease obligations, net of current portions	3,535	3,521
Interest rate swap agreements	320	582
Deferred income tax liabilities	1,580	1,497
Other	2,128	458
Total long-term liabilities	25,689	31,850
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized; 96,614,282 and 96,470,415 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	97	96
Additional paid-in capital	299,811	297,222
Accumulated deficit	(52,682)	(35,162)
Total stockholders’ equity	247,226	262,156
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$328,329	$379,748

The accompanying notes are an integral part of these condensed consolidated financial statements.

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues	$59,507	$63,688	$164,882	$139,682
Cost of sales	52,925	54,706	150,464	112,599
Gross profit	6,582	8,982	14,418	27,083
OPERATING EXPENSES:
Selling, general and administrative	8,247	12,110	27,688	28,475
Intangible amortization	2,906	2,932	8,718	8,249
Total operating expenses	11,153	15,042	36,406	36,724
Operating loss	(4,571)	(6,060)	(21,988)	(9,641)
OTHER (EXPENSE) INCOME, net:
Interest (expense) income, net	(732)	90	(1,831)	(1,921)
Other, net	243	(319)	5,910	57
Total other (expense) income, net	(489)	(229)	4,079	(1,864)
Net loss before (benefit) provision for income taxes	(5,060)	(6,289)	(17,909)	(11,505)
(BENEFIT) PROVISION FOR INCOME TAXES	(116)	1,210	(389)	1,410
NET LOSS	$(4,944)	$(7,499)	$(17,520)	$(12,915)
NET LOSS PER COMMON SHARE—Basic and diluted	$(0.05)	$(0.08)	$(0.18)	$(0.15)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—Basic and diluted	96,609	96,470	96,550	87,692

The accompanying notes are an integral part of these condensed consolidated financial statements.

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,520)	$(12,915)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	20,131	15,706
Change in fair value of interest rate swap agreements	(262)	16
Deferred income taxes	83	1,134
Stock-based compensation	1,491	988
Allowance for doubtful accounts	(1,032)	(1,850)
(Gain) loss on disposal of assets	(78)	4
Changes in operating assets and liabilities:
Accounts receivable	11,067	(11,454)
Inventories	26,972	(18,970)
Prepaid expenses and other current assets	(140)	(15,711)
Accounts payable	(21,046)	19,709
Accrued liabilities	(4,116)	6,071
Customer deposits	(11,070)	12,132
Other non-current assets	(1,627)	(672)
Net cash provided by (used in) operating activities	2,853	(5,812)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions, net of cash received	—	(24,597)
Purchases of property and equipment	(9,761)	(49,613)
Proceeds from disposals of property and equipment	54	—
Increase in restricted cash	(2,003)	(10,436)
Net cash used in investing activities	(11,710)	(84,646)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock	547	117,390
Payments on lines of credit and notes payable	(8,312)	(3,484)
Payments on related party notes payable	—	(1,365)
Proceeds from lines of credit and notes payable	5,033	6,840
Proceeds from capital and sale-leaseback transactions	3,686	—
Proceeds from deposits on equipment	665	—
Principal payments on capital leases	(906)	(453)
Issuance of restricted stock grants	551	140
Net cash provided by financing activities	1,264	119,068
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(7,593)	28,610
CASH AND CASH EQUIVALENTS, beginning of period	15,253	5,782
CASH AND CASH EQUIVALENTS, end of period	$7,660	$34,392
Supplemental cash flow information:
Interest paid, net of capitalized interest	$1,697	$2,812
Income taxes paid	$531	$33
Non-cash investing and financing activities:
Common stock issued for acquisitions	$—	$19,821
Non-cash purchase accounting allocation changes	$3,030	$2,758

The accompanying notes are an integral part of these condensed consolidated financial statements.

BROADWIND ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(In thousands, except share and per share data)

NOTE 1—DESCRIPTION OF THE COMPANY

As used in this Quarterly Report on Form 10-Q, the terms “we,” “us,” “our,” “Broadwind,” and the “Company” refer to Broadwind Energy, Inc., a Delaware incorporated company headquartered in Naperville, Illinois, and its wholly-owned subsidiaries.

Business Overview

We are an independent, horizontally integrated supplier of customized products and services to the U.S. wind industry. Our product and service portfolio provides our customers, including wind turbine manufacturers, wind farm developers and wind farm operators, with access to a broad array of wind component and service offerings. We are a manufacturer of gearing systems and wind tower for the wind industry. We also provide technical service and precision repair and engineering and specialized logistics to the wind industry in the United States.

We have five subsidiaries which are Brad Foote Gear Works, Inc. (“Brad Foote”), Tower Tech Systems Inc. (“Tower Tech”), R.B.A., Inc. (“RBA”), Energy Maintenance Service, LLC (“EMS”) and Badger Transport, Inc. (“Badger”).

In December 2009, we revised our reporting segment presentation into four reportable operating segments: Towers, Gearing, Technical and Engineering Services and Logistics. Accordingly, all current and prior period financial results have been revised to reflect these changes. For additional financial information related to our segments, please refer to Note 14.

Towers

We manufacture wind towers, specifically the large and heavier wind towers that are designed for 2 megawatts ("MW") and larger wind turbines. Our production facilities are strategically located in close proximity to the primary U.S. wind resource regions, sited in Wisconsin and Texas, with a third wind tower manufacturing facility currently under construction in Brandon, South Dakota.   We also manufacture other specialty weldments and structures for industrial customers.

Gearing

We manufacture precision gearing systems for the wind industry in North America and products for industrial markets including mining and oilfield equipment, with plants in Illinois and Pennsylvania. We use an integrated manufacturing process, which includes our machining process in Cicero, Illinois, our heat treatment process in Neville Island, Pennsylvania and our finishing process in our Cicero factory.

BROADWIND ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

(In thousands, except share and per share data)

NOTE 1—DESCRIPTION OF THE COMPANY (Continued)

Technical and Engineering Services

We are an independent service provider of construction support and operations and maintenance services to the wind industry. Our specialty services include oil change-out, up-tower tooling for gearing systems, drive-train and blade repairs and component replacement. Our construction support capabilities include assembly of towers, nacelles, blades and other components. We also provide customer support, preventive maintenance and wind technician training. Our technicians utilize our regional service centers for storage and repair of parts as well as our training offerings.  Through our precision repair and engineering services, we repair and refurbish complex wind components, including control systems, gearboxes and blades. We also conduct warranty inspections, commission turbines and provide technical assistance. Additionally, we build replacement control panels for kilowatts ("kW") class wind turbines and repair both kW and MW blades.  Our service locations are in Illinois, California, South Dakota, Texas and Colorado.

Logistics

We offer specialized transportation, permitting and logistics management to the wind industry for oversize and overweight machinery and equipment. We deliver complete turbines to the installation site, including blades, nacelles and tower sections for final erection. We focus on the project management of the delivery of complete wind turbine farms.

Financing and Liquidity

We have a limited history of operations and have incurred operating losses since inception. The Company has amended several of its primary debt agreements during 2009, which have resulted in reducing debt obligations coming due during the current year and obtained waivers for financial covenant violations. While we expect that we will be in compliance with the amended and restated covenants contained in the loan agreements, there can be no certainty that we will be in compliance with such covenants for any future periods or that we will be able to attain a waiver from our lenders in the event of a violation of one or more such covenants. As a result, among other things, our debt holders could declare all outstanding principal and interest to be due and payable. In addition, if sales and subsequent collections from several large customers, as well as revenues generated from new customer orders, are not materially consistent with management’s plans, we may encounter cash flow and liquidity issues. Additional funding may not be available when needed or on terms acceptable to us and we may not be able to obtain financing under our current primary debt agreements. If we are unable to obtain additional capital or if our current sources of financing are reduced or unavailable, we will likely be required to delay, reduce the scope of or eliminate our plans for expansion and growth

BROADWIND ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

(In thousands, except share and per share data)

NOTE 1—DESCRIPTION OF THE COMPANY (Continued)

and this could affect our overall operations. On October 30, 2009, the Company filed a registration statement with the Securities and Exchange Commission (the “SEC”) related to a proposed public equity offering of 15,000,000 shares of the Company’s common stock, of which the Company proposes to sell 10,000,000 shares and Tontine Capital Partners, L.P., and its affiliated funds propose to sell 5,000,000 shares. Any additional equity financing, if available, may be dilutive to stockholders, and additional debt financing, if available, will likely require covenants that restrict us and certain of such covenants may materially restrict us.

NOTE 2—BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the financial statements do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments, including normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009. The December 31, 2008 condensed consolidated balance sheets were derived from audited financial statements, but do not include all disclosures required by GAAP. This financial information should be read in conjunction with the consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The unaudited condensed consolidated financial statements presented herein include the accounts of Broadwind Energy, Inc. and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated. The results of operations of all acquired businesses have been consolidated for all periods subsequent to the date of acquisition. Additionally, certain reclassifications have been made to prior period financial statements to conform to the current period presentation.

NOTE 3—INVENTORIES

Inventories are stated at the lower of cost or market value and primarily consist of raw material, work-in-process, and finished goods. Work-in-process consists of labor and overhead, processing costs and materials purchased for specific customer orders. Finished goods consist of components

BROADWIND ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

(In thousands, except share and per share data)

NOTE 3—INVENTORIES (Continued)

manufactured by the Company that will be used to produce final customer products. The components of inventories as of September 30, 2009 and December 31, 2008 are summarized as follows:

	September 30, 2009	December 31, 2008
Raw materials	$5,205	$16,429
Restricted material(1)	2,293	9,936
Work-in-process	5,216	16,226
Finished goods	3,707	401
	16,421	42,992
Less: Reserve for excess and obsolete inventory	(1,498)	(1,097)
Net inventories	$14,923	$41,895

(1)        In December 2008, Tower Tech entered into an agreement pursuant to which it agreed to convey to a customer ownership of certain raw materials (the “Bailment Materials”) that Tower Tech had acquired for use in constructing wind turbine towers for such customer, in exchange for the release of a down payment of $9,936 paid by the customer pursuant to the terms of a purchase order. In connection with the transaction, the customer caused the release/cancellation of a letter of credit securing the down-payment (the “L/C”) in order for the cash being held by the L/C issuer as security for the L/C to be released to Tower Tech. The customer also granted Tower Tech a security interest in a portion of the Bailment Materials in the event the purchase order is not fully performed by the customer for any reason other than the breach or default of Tower Tech. Tower Tech issued a new performance letter of credit in the amount of $500 as a guarantee of complete performance by Tower Tech of its obligations under the purchase order. The Bailment Materials continue to be held by Tower Tech as a bailment for the sole and exclusive benefit and use of the customer, and are intended to be used by Tower Tech for construction of the wind turbine towers for such customer under the purchase order. As a result of this transaction, $9,436 was released from restricted cash and made available for other operating purposes. Based upon current production volumes, the remaining Bailment Materials are scheduled to be used in the construction of wind turbine towers during November 2009.

NOTE 4—BUSINESS ACQUISITIONS

Energy Maintenance Service, LLC

On January 16, 2008, the Company acquired all of the outstanding membership interests in EMS, a South Dakota-based company engaged in construction, operations and maintenance, and component repair services for the wind energy industry. The aggregate purchase price was $32,250, excluding $536 of transaction-related costs. The purchase price consisted of $18,429 of cash and 1,629,834 unregistered shares of the Company’s common stock at a price per share of $8.48. The Company entered into a

BROADWIND ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

(In thousands, except share and per share data)

NOTE 4—BUSINESS ACQUISITIONS (Continued)

registration rights agreement with the former owners of EMS that provides the former owners with demand and piggyback registration rights. The cash portion of the purchase price was financed by a private placement of the Company’s common stock.

Badger Transport, Inc.

On June 4, 2008, the Company acquired all of the outstanding shares of Badger, a Wisconsin-based provider of transportation services for oversize/overweight equipment and machinery, primarily to the wind energy industry, for an aggregate purchase price of $11,811, excluding $184 of transaction-related costs. The purchase price consisted of $5,811 of cash and 581,959 unregistered shares of the Company’s common stock at a price per share of $10.31. The Company entered into a registration rights agreement with the former owner of Badger that provides the former owner with limited piggyback registration rights. The cash portion of the purchase price was financed with cash on hand.

Pro Forma Financial Information

The following table represents selected consolidated financial information for the Company on a pro-forma basis, assuming the acquisitions of EMS and Badger had each occurred as of January 1, 2008. The historical financial information for EMS and Badger has been adjusted to give effect to pro-forma items that are directly attributable to the acquisitions and expected to have a continuing impact on the consolidated results. These items include adjustments to depreciation expense related to the fair value of machinery and equipment acquired and amortization expense related to intangible assets assigned as a result of these acquisitions.

The table sets forth unaudited financial information and has been compiled from historical financial statements and other information, but is not necessarily indicative of the results that actually would have been achieved had the transactions occurred on the dates indicated or of the results that may be achieved in the future.

	Nine Months Ended September 30,
	2009	2008
			Pro-forma
	As reported	As reported	adjustments (Unaudited)		Pro-forma (Unaudited)
Revenues	$164,882	$139,682	$5,710	(1)	$145,392
Net loss	(17,520)	(12,915)	(1,826	)(2)	(14,741)
Loss per share
Basic and diluted	$(0.18)	$(0.15)	$(0.02)		$(0.17)

(1)                                Represents revenues of EMS for the period of January 1, 2008 through January 15, 2008 and revenues of Badger for the period of January 1, 2008 through June 3, 2008.

(2)                                Represents net loss of EMS for the period of January 1, 2008 through January 15, 2008 and net loss of Badger for the period of January 1, 2008 through June 3, 2008. Adjustments to net loss

BROADWIND ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

(In thousands, except share and per share data)

NOTE 4—BUSINESS ACQUISITIONS (Continued)

include depreciation expense adjustments related to the fair value of machinery and equipment acquired and amortization of assigned intangible assets.

NOTE 5—GOODWILL AND INTANGIBLE ASSETS

Changes in the carrying value of goodwill as of and during the nine months ended September 30, 2009 were as follows:

	Towers	Gearing	Technical and Engineering Services	Logistics	Total
Goodwill balance as of December 31, 2008	$—	$21,239	$4,561	$5,154	$30,954
Purchase accounting adjustments	—	3,030	—	—	3,030
Goodwill balance as of September 30, 2009	$—	$24,269	$4,561	$5,154	$33,984

In May 2009, the Company recorded purchase accounting adjustments of $3,030 in connection with an escrow settlement agreement with the former owners of Brad Foote, as more fully described in Note 7, “Related Party Transactions.” These adjustments related to the final settlement of tax obligations as part of the purchase price of the Company’s acquisition of Brad Foote.

Intangible assets represent the fair value assigned to definite-lived assets such as trade names, customer relationships and non-compete agreements as part of acquisitions completed by the Company. Intangible assets are amortized on a straight-line basis over their estimated useful lives, which range from 3 to 20 years. The Company performs its impairment test of goodwill as of October 31 of each year and tests intangible assets for impairment only when events or circumstances indicate that the carrying value of these assets may not be recovered. During the three and nine months ended September 30, 2009 and 2008, the Company did not record an impairment charge related to its intangible assets.

A continued economic slowdown may result in impairment to our goodwill and intangible assets and could result in changes to the Company’s expectations with respect to future financial results and cash flows. These changes could indicate an unfavorable change in management’s estimates of the fair value of the Company’s reportable segments and could result in a review of our goodwill and intangible assets, which could indicate potential impairment to the carrying value of the Company’s assets.

BROADWIND ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

(In thousands, except share and per share data)

NOTE 5—GOODWILL AND INTANGIBLE ASSETS (Continued)

As of September 30, 2009 and December 31, 2008, the cost basis, accumulated amortization and net book value of intangible assets were as follows:

	September 30, 2009			December 31, 2008
	Cost	Accumulated Amortization	Net Book Value	Cost	Accumulated Amortization	Net Book Value
Intangible assets:
Customer relationships	$106,638	$(19,899)	$86,739	$106,638	$(11,939)	$94,699
Trade names	10,279	(971)	9,308	10,279	(585)	9,694
Non-compete agreements	1,490	(662)	828	1,490	(290)	1,200
Intangible assets	$118,407	$(21,532)	$96,875	$118,407	$(12,814)	$105,593

Amortization expense on customer relationships, trade names and non-compete agreements, which are being amortized ratably over the estimated life of the related intangible assets, was $2,906 and $8,718 for the three and nine months ended September 30, 2009, respectively, compared to $2,932 and $8,249 for the three and nine months ended September 30, 2008, respectively.

NOTE 6—ACCRUED LIABILITIES

Accrued liabilities as of September 30, 2009 and December 31, 2008 consisted of the following:

	September 30, 2009	December 31, 2008
Accrued operating expenditures	$183	$1,110
Accrued payroll and benefits	3,406	3,631
Accrued capital expenditures	—	2,204
Accrued warranty liability	1,477	890
Accrued professional fees	601	514
Accrued other	1,686	2,037
Total accrued liabilities	$7,353	$10,386

BROADWIND ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

(In thousands, except share and per share data)

NOTE 7—RELATED PARTY TRANSACTIONS

On May 26, 2009, the Company entered into a settlement agreement (the “Settlement Agreement”) with the former owners of Brad Foote (the “Selling Shareholders”), including J. Cameron Drecoll, the Company’s Chief Executive Officer and a member of the Company’s board of directors, related to the post-closing escrow established in connection with the Company’s acquisition of Brad Foote. The post-closing escrow fund was created to provide a source of funds for claims for indemnification made by the Company and certain other indemnified persons against the Selling Shareholders under the Stock Purchase Agreement executed in connection with the Company’s acquisition of Brad Foote. On October 19, 2007, the date the Company consummated its acquisition of Brad Foote, the Company deposited a portion of its total purchase price for Brad Foote (in the amount of $5,000 in cash and 2,500,000 shares of its common stock) into the escrow fund. The consideration deposited into the escrow fund was to be held by an escrow agent until five business days after the eighteen month anniversary of the Brad Foote acquisition. Under the terms of the Settlement Agreement, the Company received the entire cash escrow balance of $5,000 plus accrued interest income of $82, which was recorded as other income. In exchange, the Company agreed to cause the release to the Selling Shareholders of 2,500,000 shares of the Company’s common stock held under the escrow agreement in proportion to their ownership interest in Brad Foote prior to its acquisition by the Company. In addition, we agreed to make a cash payment of $30 to one Selling Shareholder and issued promissory notes to the three Selling Shareholders in the aggregate principal amount of $3,000 (each a “Selling Shareholder Note”, and collectively the “Selling Shareholder Notes”). The cash payment and promissory notes were recorded as an increase to the purchase price through goodwill as these amounts were calculated in accordance with the purchase agreement. The Company also paid to Mr. Drecoll certain tax refunds in the aggregate amount of approximately $2,212 related to our acquisition of Brad Foote and tax payments in respect of the period prior to the acquisition to which we believe the Selling Shareholders may be entitled (or to which we may be entitled on their behalf). The Selling Shareholder Notes mature on May 28, 2012 and bear interest at a rate of 7% per annum, with interest payments due quarterly. The Selling Shareholder Note issued to Mr. Drecoll in the principal amount of $2,320 and pursuant to the terms of the Settlement Agreement is deemed by the Company to be a related party transaction. As of September 30, 2009, principal of $3,000 and accrued interest of $53 was outstanding under the Selling Shareholder Notes. The Company has accounted for the Selling Shareholder Notes as long-term debt in our condensed consolidated balance sheets as of September 30, 2009.

BROADWIND ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

(In thousands, except share and per share data)

NOTE 8—DEBT AND CREDIT AGREEMENTS

The Company’s outstanding debt balances as of September 30, 2009 and December 31, 2008 consisted of the following:

	September 30, 2009	December 31, 2008
Lines of credit	$6,040	$10,831
Related party note	2,320	—
Term loans and notes payable	29,306	28,012
	37,666	38,843
Less—Current portion	(19,540)	(13,051)
Long-term debt, net of current maturities	$18,126	$25,792

Credit Facilities

Brad Foote

In connection with our acquisition of Brad Foote in October 2007, we assumed outstanding debt and available lines of credit totaling approximately $25,500 under various debt facilities (the “Debt Facilities”) with Bank of America, as successor to LaSalle Bank (“BOA”). The Debt Facilities are governed by a Loan and Security Agreement dated as of January 17, 1997 (as previously amended and/or restated, the “Loan Agreement”). Each of the Debt Facilities becomes immediately due and payable upon breach of any covenants or representations made by Brad Foote in the Loan Agreement and upon other customary events of default.

Brad Foote’s obligations under the Loan Agreement are secured by the following: (i) all of the assets of Brad Foote; (ii) all of the shares of stock of Brad Foote and all of Brad Foote’s indebtedness to us; (iii) an unconditional guaranty from us and from the BF Subsidiaries (hereinafter defined); and (iv) mortgages from the BF Subsidiaries and Brad Foote to BOA (“BF Subsidiaries” means the following wholly-owned subsidiaries of Brad Foote that hold record title to certain facilities used in Brad Foote’s operations: 1309 South Cicero Avenue, LLC, a Delaware limited liability company; and 5100 Neville Road, LLC, a Delaware limited liability company).

The Loan Agreement requires Brad Foote to comply with standard covenants, including certain financial covenants, to provide monthly financial reporting and to submit the Company’s annual audited financial statements to BOA at the close of each fiscal year. Other covenants contained in the Loan Agreement include restrictions on Brad Foote’s ability to make distributions or pay dividends, incur indebtedness or make subordinated debt payments, as well as limitations on Brad Foote’s ability to make capital expenditures, any of which could ultimately affect our ability to undertake additional debt or equity financing. Certain of these covenants (as well as certain other terms and conditions of the Debt Facilities) have been amended and/or restated from time to time pursuant to various amendments to the Loan Agreement. In addition, BOA has waived violations of certain covenants in certain instances.

On March 13, 2009 and May 8, 2009, the Loan Agreement was amended as a result of violations of certain covenants that occurred during the fourth quarter of 2008 and the first quarter of 2009,

BROADWIND ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

(In thousands, except share and per share data)

NOTE 8—DEBT AND CREDIT AGREEMENTS (Continued)

respectively. Among other provisions, these amendments provided for the waiver by BOA of such violations, the amendment and/or restatement of certain financial covenants, and the modification of certain other terms and conditions of the Debt Facilities.

On August 7, 2009, Brad Foote, the BF Subsidiaries and BOA entered into a Third Omnibus Amendment Agreement (the “Third Omnibus Amendment”), further amending the Loan Agreement and the documents evidencing the Debt Facilities. The Third Omnibus Amendment provided that (i) BOA waive Brad Foote’s violation of the financial covenants set forth in the Loan Agreement (i.e., the senior debt to EBITDA and minimum EBITDA covenants) for the second quarter of 2009 and the calendar month of June 2009, respectively, (ii) the requirements with respect to maintenance of ratios for the remainder of 2009 relating to senior debt to EBITDA, cash flow coverage, a minimum monthly revenue requirement, and starting in 2010 a minimum monthly EBITDA requirement, be amended and restated, (iii) BOA waive certain breaches or events of default under the Loan Agreement relating to Brad Foote’s inventory record keeping, the reporting of liens filed against certain of Brad Foote’s property (which have subsequently been released by the lien holders), and the delivery of certain Brad Foote financial information, (iv) certain provisions pertaining to insurance, ownership of collateral and tax returns be amended to clarify the language therein, (v) Brad Foote pay BOA a $35 amendment and waiver fee, as well as all accrued and unpaid fees and expenses under the Loan Agreement and all reasonable fees and expenses of BOA incurred in connection with the Third Omnibus Amendment, (vi) the interest rate payable under each of the Debt Facilities shall be equal to the greater of (A) the London Interbank Offered Rate (“LIBOR”) plus five percent (5%) and (B) seven percent (7%), and (vii) Brad Foote may borrow funds from the Company on a revolving basis, up to a maximum principal amount of $3,000, which shall be subordinated to indebtedness owed by Brad Foote to BOA and which shall not be subject to certain restrictions imposed on reporting and payment of otherwise previously existing intercompany debt between Brad Foote and the Company. As of September 30, 2009, Brad Foote had borrowed $1,932 from the Company. Additionally, the Company and the BF Subsidiaries executed a Reaffirmation dated August 7, 2009, reaffirming that each of the Loan Documents (as defined in the Loan Agreement) to which they are a party remains in full force and effect and is ratified and confirmed.

As of September 30, 2009, the total amount outstanding under the Debt Facilities was $17,797 and required principal payments of $7,364 were due under the Debt Facilities over the following twelve (12) months, with additional principal payments due thereafter. The interest rate under each of the Debt Facilities is the greater of (A) LIBOR plus 5% and (B) 7%, and the maturity dates for the Debt Facilities range from January 15, 2011 to December 31, 2011. Brad Foote was in compliance with all of its financial covenants under the Loan Agreement and had no availability for borrowings as of September 30, 2009.

Tower Tech

ICB Line

In October 2007, Tower Tech obtained a secured line of credit (the “ICB Line”) from Investors Community Bank (“ICB”) in the amount of $2,500, which was increased to $5,500 on March 21, 2008. The ICB Line is secured by substantially all of the assets of Tower Tech and RBA. Draws on the

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(UNAUDITED)

(In thousands, except share and per share data)

NOTE 8—DEBT AND CREDIT AGREEMENTS (Continued)

ICB Line bear interest at a variable rate equal to the greater of (A) 6.0% or (B) 0.50% above Prime. Pursuant to a Commercial Debt Modification Agreement dated as of October 22, 2008, Tower Tech and ICB extended the maturity date of the ICB Line to April 22, 2009. In connection with the extension, we provided re-executed guaranties to ICB for all debt owed by each of Tower Tech and RBA to ICB. In addition, Tower Tech re-executed its guaranty for debts owed by RBA to ICB, and RBA re-executed its guaranty for debts owed by Tower Tech to ICB. We anticipated that each of Tower Tech and RBA would be in violation of certain financial covenants relating to net worth and debt to net worth ratio as of December 31, 2008. Tower Tech and RBA each received waivers on December 29, 2008 from ICB for the anticipated violations. On March 13, 2009, ICB agreed to extend the maturity date of the ICB Line to March 13, 2010 (the “ICB Line Extension Agreement”). Pursuant to the ICB Line Extension Agreement, Tower Tech agreed to establish new financial covenants with respect to minimum debt service coverage ratio and minimum tangible net worth. Tower Tech also agreed to maintain its primary deposit accounts with ICB and that no additional loans or leases would be entered into by Tower Tech without the prior approval of ICB. Any future noncompliance with our covenants under the ICB Line could result in an event of default which may allow ICB to accelerate the amounts due if we are unable to obtain waivers in respect of any such default. The financial covenants under the ICB Line include a minimum debt service coverage ratio and a minimum tangible net worth. As of September 30, 2009, Tower Tech had $1,160 available for additional borrowing under the ICB Line.

Great Western Construction Loan

On April 28, 2009 (the “Construction Loan Closing Date”), Tower Tech entered into a Construction Loan Agreement with Great Western Bank (“Great Western”), pursuant to which Great Western will provide up to $10,000 in financing (the “Construction Loan”) to fund construction of Tower Tech’s wind tower manufacturing facility in Brandon, South Dakota (the “Facility”). The Construction Loan bears interest at a rate of 7.5% per annum, requires monthly interest payments, and is scheduled to mature on January 5, 2010, unless the Construction Loan is converted as described below. On the Construction Loan Closing Date, (i) Tower Tech was required to pay a $100 origination fee, and (ii) Great Western agreed to advance $3,703, representing amounts previously paid by Tower Tech relating to construction of the Facility. Tower Tech anticipates making additional draws as needed until completion of the Facility.

The Construction Loan is secured by a first mortgage on the Facility and all fixtures, accounts and proceeds relating thereto, pursuant to a Mortgage and a Commercial Security Agreement, each between Tower Tech and Great Western and entered into on the Construction Loan Closing Date. In addition, pursuant to an Assignment of Deposit Account entered into on the Construction Loan Closing Date, Tower Tech granted Great Western a security interest in a $2,000 deposit account. The Company also executed a Commercial Guaranty and entered into a Subordination Agreement in connection with the Construction Loan, under which it has agreed to guarantee Tower Tech’s performance and to subordinate all intercompany debt with Tower Tech to the Construction Loan.

The Construction Loan may be accelerated under certain events of default (subject to applicable notice and cure provisions), including but not limited to: (i) failure to make any payment on the Construction Loan when due; (ii) failure to comply with or perform any covenants or conditions under the Construction Loan; (iii) failure to construct the Facility in accordance with the plans and

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NOTE 8—DEBT AND CREDIT AGREEMENTS (Continued)

specifications approved by Great Western or in accordance with the construction contracts relating to the Facility; and (iv) cessation of construction of the Facility. The Construction Loan contains representations, warranties and covenants that are customary to a construction financing arrangement.

Pursuant to a Letter Agreement dated as of the Construction Loan Closing Date among Great Western, Tower Tech and the Company (the “Letter Agreement”), Tower Tech may, any time prior to January 5, 2010, convert the Construction Loan into a term loan for up to $6,500, with an interest rate not to exceed 8.5% per annum (the “Great Western Term Loan”). Tower Tech would be required to pay a 1.0% origination fee on the outstanding loan balance upon the conversion, and would be required to make monthly payments of principal and accrued interest over the life of the Great Western Term Loan, which would be not less than seventy-eight months. Following the conversion to the Great Western Term Loan, Great Western would retain its security position in the collateral given as security for the Construction Loan, except for the deposit account assigned pursuant to the Assignment of Deposit Account, which would be released upon conversion. All other customary terms and conditions would be mutually agreed upon by Great Western and Tower Tech at the time of conversion. As of September 30, 2009, Tower Tech had received proceeds of $3,808 under the Construction Loan and had the availability to borrow an additional $6,192.

Badger

On March 13, 2009, Badger obtained from First National Bank (“FNB”) a term loan (the “FNB Term Loan”) in the amount of $1,538. A portion of the proceeds from the FNB Term Loan was used to pay off Badger’s existing term loan and revolving line of credit with FNB, with the remainder available for working capital. The FNB Term Loan is secured by the inventory, accounts receivable and certain equipment of Badger. The FNB Term Loan bears interest at a rate of 6.75% per annum, matures on March 13, 2013, and is guaranteed by the Company. As of September 30, 2009, FNB Term Loan contained no financial covenants and the total amount of outstanding indebtedness under the FNB Term Loan was $1,367.

On September 30, 2009, Badger obtained from General Electric Capital Corporation a term loan (the “GE Capital Term Loan”) in the principal amount of approximately $1,000. The GE Capital Term Loan bears interest at a rate of 7.76% per annum, requires monthly payments of principal and interest, is secured by certain equipment of Badger and is scheduled to mature on September 30, 2014. As of September 30, 2009, the total amount of outstanding indebtedness under the GE Capital Term Loan was $990.

RBA

On April 7, 2008, RBA issued four promissory notes to ICB (the “ICB Notes”) in the aggregate principal amount of approximately $3,781, as follows: (i) a term note in the maximum principal amount of approximately $421, bearing interest at a per annum rate of 6.85%, with a maturity date of October 5, 2012; (ii) a term note in the maximum principal amount of $700, bearing interest at a per annum rate of 5.65%, with a maturity date of April 25, 2013; (iii) a term note in the maximum principal amount of $928, bearing interest at a per annum rate of 5.65%, with a maturity date of April 25, 2013; and (iv) a line of credit note in the maximum principal amount of $1,732, bearing

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(UNAUDITED)

(In thousands, except share and per share data)

NOTE 8—DEBT AND CREDIT AGREEMENTS (Continued)

interest at a per annum rate of 4.49% until May 1, 2008 and thereafter at 1.75% above the previous month average 30 day LIBOR Rate, with a maturity date of April 5, 2009 (the “Line of Credit Note”). The ICB Notes provide for multiple advances, and are secured by substantially all of the assets of RBA.

On March 13, 2009, RBA and ICB extended the maturity date of the Line of Credit Note to March 13, 2010 (the “ICB Note Extension Agreement”). Pursuant to the ICB Note Extension Agreement, RBA established new financial covenants with respect to minimum debt service coverage ratio and minimum tangible net worth (these covenants were subsequently modified by the parties on April 22, 2009, effective as of March 31, 2009). RBA also agreed to maintain its primary deposit accounts with ICB and that no additional loans or leases shall be entered into by RBA without the prior approval of ICB. As of September 30, 2009, (i) the total amount of indebtedness outstanding under the ICB Notes was $3,386, (ii) RBA was in compliance with all of its financial covenants with respect to the ICB Notes, and (iii) RBA had $32 available for additional borrowing under the Line of Credit Note.

Selling Shareholder Notes

As described in Note 7, “Related Party Transactions,” in May 2009 the Company entered into the Settlement Agreement with the Selling Shareholders, including Mr. Drecoll, the Company’s Chief Executive Officer and a member of the Company’s board of directors, related to the post-closing escrow established in connection with the Company’s acquisition of Brad Foote. Under the terms of the Settlement Agreement, among other terms, the Company issued the three Selling Shareholder Notes in the aggregate principal amount of $3,000. The Selling Shareholder Notes mature on May 28, 2012 and bear interest at a rate of 7% per annum, with interest payments due quarterly. The Selling Shareholder Note issued to Mr. Drecoll in the principal amount of $2,320 and pursuant to the terms of the Settlement Agreement is deemed by the Company to be a related party transaction. As of September 30, 2009, principal of $3,000 and accrued interest of $53 were outstanding under the Selling Shareholder Notes. The Company has accounted for the Selling Shareholder Notes as long-term debt in our condensed consolidated balance sheets as of September 30, 2009.

NOTE 9—INTEREST RATE SWAP AGREEMENTS

As part of our acquisition of Brad Foote in October 2007, we assumed two interest rate swap agreements. These swap agreements are intended to minimize the impact of interest rate fluctuations on certain debt instruments. Interest rate swap agreements involve exchanges of fixed or floating rate interest payments periodically over the life of the agreement without the exchange of the underlying principal amounts. Derivatives are measured at fair value and recognized as either assets or liabilities on the Company’s balance sheet. The accounting for changes in the fair value of a derivative is dependent upon the use of the derivative and its resulting designation. Unless specific hedge accounting criteria are met, changes in the fair value of the derivative must be recognized currently in earnings. The Company’s interest rate swaps do not qualify for hedge accounting, and therefore, the Company is required to recognize the swap agreements at their fair market value and record the fluctuations in the fair value of the swap agreements in current earnings. During the three and nine months ended September 30, 2009, the Company reported a gain related to these fluctuations of

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(UNAUDITED)

(In thousands, except share and per share data)

NOTE 9—INTEREST RATE SWAP AGREEMENTS (Continued)

approximately $64 and $262, respectively, compared to a loss of approximately $27 and $16, respectively, for the three and nine months ended September 30, 2008. The fair market value of the interest rate swaps of $320 and $582 is recorded as a long-term liability in our condensed consolidated balance sheets as of September 30, 2009 and December 31, 2008, respectively.

The following table presents the fair values of derivative instruments included on our condensed consolidated balance sheets as of September 30, 2009:

	Liability Derivatives
	Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments
Interest rate contracts	Long-term liabilities(1)	$320
Total derivatives not designated as hedging instruments		$320

(1)	The Company’s interest rate contracts are classified on a separate line item titled “Interest rate swap agreements” in the long-term liabilities section on our condensed consolidated balance sheets.

The following table presents the pretax amounts of interest rate contracts affecting our condensed consolidated statements of operations for the three and nine months ended September 30, 2009:

Derivatives Not	Location of Gain	Amount of Gain or (Loss) Recognized in Income on Derivative
Designated as Hedging Instruments	or (Loss) Recognized in Income on Derivative	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009
Interest rate contracts	Other income (expense)	$64	$262
Total		$64	$262

NOTE 10—FAIR VALUE MEASUREMENTS

The Company measures its financial assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., exit price) in an orderly transaction between market participants at the measurement date. Additionally, the Company is required to provide disclosure and categorize assets and liabilities measured at fair value into one of three different levels depending on the assumptions (i.e., inputs) used in the valuation. Level 1 provides the most reliable measure of fair value while Level 3 generally requires significant management judgment. Financial assets and liabilities are classified in their entirety based on the lowest level of input significant to the fair value measurement. The fair value hierarchy is defined as follows:

Level 1—Valuations are based on unadjusted quoted prices in active markets for identical assets or liabilities.

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(UNAUDITED)

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NOTE 10—FAIR VALUE MEASUREMENTS (Continued)

Level 2—Valuations are based on quoted prices for similar assets or liabilities in active markets, or quoted prices in markets that are not active for which significant inputs are observable, either directly or indirectly.

Level 3—Valuations are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimate of what market participants would use in valuing the asset or liability at the measurement date.

The following table represents the fair values of the Company’s financial liabilities as of September 30, 2009:

	Level 1	Level 2	Level 3	Total
Liabilities:
Interest rate swaps	$—	$320	$—	$320
Total liabilities at fair value	$—	$320	$—	$320

See Note 9, “Interest Rate Swap Agreements” of the notes to our unaudited condensed consolidated financial statements for a discussion of the Level 2 interest rate swap agreements.

Fair value of financial instruments

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable and accounts payable, approximate their respective fair values due to the relatively short-term nature of these instruments. Based upon interest rates currently available to the Company for debt with similar terms, the carrying value of the Company’s long-term debt is approximately equal to its fair value.

NOTE 11—INCOME TAXES

The Company accounts for income taxes based upon an asset and liability approach. Deferred tax assets and liabilities represent the future tax consequences of the differences between the financial statement carrying amounts of assets and liabilities versus the tax basis of assets and liabilities. Under this method, deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The impact of tax rate changes on deferred tax assets and liabilities is recognized in the year that the change is enacted.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of September 30, 2009, the Company had accrued interest or penalties related to uncertain tax positions totaling $67.

The Company files income tax returns in U.S. federal and state jurisdictions. As of September 30, 2009, open tax years in federal and some state jurisdictions date back to 1996 due to the taxing

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(UNAUDITED)

(In thousands, except share and per share data)

NOTE 11—INCOME TAXES (Continued)

authorities’ ability to adjust operating loss carryforwards. No changes in settled tax years have occurred through September 30, 2009. The Company does not anticipate there will be a material change in the total amount of unrecognized tax benefits within the next 12 months.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Loss before (benefit) provision for income taxes	$(5,060)	$(6,289)	$(17,909)	$(11,505)
(Benefit) provision for income taxes	(116)	1,210	(389)	1,410
Net loss	$(4,944)	$(7,499)	$(17,520)	$(12,915)

Effective tax rates differ from federal statutory income tax rates primarily due to changes in valuation allowance, permanent differences and provisions for state and local income taxes. As of September 30, 2009, the Company had a net deferred tax liability of $1,580 primarily related to temporary differences in indefinite-lived assets. These indefinite-lived assets consist of tax deductible goodwill from business acquisitions completed during 2007 and 2008. During the three and nine months ended September 30, 2009, the Company recorded a benefit for income taxes of $116 and $389, respectively, compared to a provision for income taxes for the three and nine months ended September 30, 2008 of $1,210 and $1,410, respectively. The decrease in income taxes was primarily attributable to higher net losses during the nine months ended September 30, 2009, a full income tax valuation allowance for federal income tax reporting purposes as a result of the Company’s net operating loss carryforwards, and a decrease in state income taxes and deferred state income tax liabilities resulting from a favorable change in the state of Wisconsin’s method of calculating state income taxes on a prospective basis.

NOTE 12—SHARE-BASED COMPENSATION

The Company grants incentive stock options and other equity awards pursuant to the Broadwind Energy, Inc. 2007 Equity Incentive Plan (the “EIP”), which was approved by the Company’s Board of Directors in October 2007 and by the Company’s stockholders in June 2008. The EIP was subsequently amended in August 2008 by the Company’s Board of Directors to include certain non-material amendments to clarify the terms and conditions of restricted stock awards and to provide that the administrator of the EIP has the authority to authorize future amendments to the EIP. The EIP was further amended by the Company’s stockholders in June 2009 to increase the number of shares of common stock authorized for issuance under the EIP. As amended, the EIP reserves 5,500,000 shares of our common stock for grants to officers, directors, employees, consultants and advisors upon whose efforts the success of the Company and its affiliates will depend to a large degree. As of September 30, 2009, the Company had reserved 1,553,193 shares for the exercise of stock options outstanding, 324,552 shares for restricted stock unit awards outstanding and 3,470,888 additional shares for future stock awards under the EIP. As of September 30, 2009, 151,367 shares of common stock reserved for stock options and restricted stock unit awards under the EIP have been issued in the form of common stock.

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(UNAUDITED)

(In thousands, except share and per share data)

NOTE 12—SHARE-BASED COMPENSATION (Continued)

Stock Options.  The exercise price of stock options granted under the EIP is equal to the closing price of our common stock on the date of grant. Stock options generally become exercisable on the anniversary of the grant date, with vesting terms that may range from one to five years from the date of grant. Additionally, stock options expire ten years after the date of grant. If a plan participant’s employment is terminated during the vesting period, he or she forfeits the right to unvested stock option awards.

Stock option activity during the nine months ended September 30, 2009 was as follows:

	Options	Weighted Average Exercise Price
Outstanding as of December 31, 2008	2,030,000	$11.60
Granted	194,193	7.58
Exercised	(67,500)	8.10
Forfeited	(588,167)	10.03
Cancelled	(15,333)	9.32
Outstanding as of September 30, 2009	1,553,193	$11.87
Exercisable as of September 30, 2009	283,600	$11.91

Restricted Stock.  The granting of restricted stock units is provided for under the EIP. Restricted stock units generally vest on the anniversary of the grant date; with vesting terms that range from immediate vesting to five years from the date of grant. The fair value of each unit granted is equal to the closing price of our common stock on the date of grant and is expensed ratably over the vesting term of the restricted stock award. If a plan participant’s employment is terminated during the vesting period, he or she forfeits the right to any unvested portion of the restricted stock units.

Activity related to restricted stock unit awards during the nine months ended September 30, 2009 was as follows:

	Number of Units	Weighted Average Grant-Date Fair Value Per Unit
Outstanding as of December 31, 2008	127,500	$10.71
Granted	275,919	6.85
Vested	(76,367)	3.31
Forfeited	(2,500)	3.10
Outstanding as of September 30, 2009	324,552	$9.10

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option pricing model. Our determination of the fair value of each stock option is affected by our stock price on the date of grant, as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, our expected stock price volatility over the expected life of the awards and projected stock option exercise behavior. The weighted

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(UNAUDITED)

(In thousands, except share and per share data)

NOTE 12—SHARE-BASED COMPENSATION (Continued)

average fair value per share of stock option awards granted during the nine months ended September 30, 2009 and 2008, and assumptions used to value stock options, are as follows:

	Nine Months Ended September 30,
	2009	2008
Dividend yield	—	—
Risk-free interest rate	2.6%	3.1%
Weighted average volatility	85.0%	64.9%
Expected life (in years)	6.5	6.5
Weighted average grant date fair value per share of options granted	$5.58	$9.88

Dividend yield is zero as the Company currently does not pay a dividend.

Risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero coupon issues with a remaining term equal to the expected life of the award.

Volatility is estimated based on comparable volatility averages for the energy related sector at the time of grant.

The expected life of each stock option award granted during the nine months ended September 30, 2009 was derived using the simplified method for estimating the expected term. The expected life of each stock option award granted during the nine months ended September 30, 2008 was estimated based on the service period of the stock option award.

The fair value of each unit of restricted stock is equal to the fair market value per share of our common stock on the date of grant.

The following table summarizes share-based compensation expense included in our condensed consolidated statements of operations for the nine months ended September 30, 2009 and 2008:

	Nine Months Ended September 30,
	2009	2008
Share-based compensation expense:
Selling, general and administrative	$2,042	$1,128
Income tax benefit(1)	—	—
Net effect of share-based compensation expense on net loss	$2,042	$1,128
Reduction in earnings per share:
Basic and diluted earnings per share(2)	$0.02	$0.01

(1)           Income tax benefit is not illustrated because the Company is currently operating at a loss and an actual income tax benefit may not be realized for the nine months ended September 30, 2009 and

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(In thousands, except share and per share data)

NOTE 12—SHARE-BASED COMPENSATION (Continued)

2008, respectively. The result of the loss situation creates a timing difference, resulting in a deferred tax asset, which is reserved for in the valuation allowance.

(2)           Diluted earnings per share for the nine months ended September 30, 2009 and 2008 does not include common stock equivalents due to its anti-dilutive nature as a result of the Company’s net losses for these respective periods. Accordingly, basic earnings per share and diluted earnings per share are identical for all periods presented.

As of September 30, 2009, we estimate that pre-tax compensation expense for all unvested share-based awards, including both stock options and restricted stock units, in the amount of approximately $9,772 will be recognized in our results of operations through the year 2014. We expect that the exercising of stock options and future vesting of restricted stock units will be satisfied by issuing new shares of our common stock.

NOTE 13—RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (“FASB”) implemented the FASB Accounting Standards Codification (the “Codification”) effective July 1, 2009. The Codification will become the source of authoritative GAAP recognized by FASB to be applied to nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of the Codification, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative.

Following the effective date of the Codification, FASB will not release new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force abstracts, but instead will issue Accounting Standards Updates (“ASU’s”). ASU’s will not be considered authoritative in their own right, but will serve only to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes in the Codification. The ASU’s issued by FASB that would be applicable to the Company are as follows:

In June 2009, FASB issued ASU 2009-01 Topic 105—Generally Accepted Accounting Principles. ASU 2009-01 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. ASU 2009-01 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this ASU did not have a material impact on the Company’s financial position or results of operations.

In June 2009, FASB issued ASU 2009-02 Omnibus Update. ASU 2009-02 provides amendments to various topics for technical corrections to the Codification. The adoption of this ASU did not have a material impact on the Company’s financial position or results of operations.

In August 2009, FASB issued ASU 2009-05 Fair Value Measurements and Disclosure (Topic 820). ASU 2009-05 provides amendments for the fair value measurement of liabilities and clarification on fair value measuring techniques. ASU 2009-05 is effective for the first reporting period, including interim

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(UNAUDITED)

(In thousands, except share and per share data)

NOTE 13—RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

periods, beginning after the issuance. The adoption of this ASU did not have a material impact on the Company’s financial position or results of operations.

In September 2009, FASB issued ASU 2009-07 Accounting for Various Topics. ASU 2009-07 provides certain technical corrections to certain SEC paragraphs. The adoption of this ASU did not have a material impact on the Company’s financial position or results of operations.

In October 2009, FASB issued ASU 2009-13 Revenue Recognition (Topic 605). ASU 2009-05 provides accounting and financial reporting disclosure amendments for multiple-deliverable revenue arrangements. ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The adoption of this ASU is not anticipated to have a material impact on the Company’s financial position or results of operations.

NOTE 14—SEGMENT REPORTING

During the fourth quarter of 2009, the Company revised its reporting segments.  The revised reporting structure includes four reportable segments: “Towers” (formerly “Products”), “Gearing” (formerly “Products), “Technical and Engineering Services” (formerly “Services”) and “Logistics”(formerly “Services”). Accordingly, all prior period segment information has been reclassified to properly reflect our current reportable segments.

The Company’s segments and their product and service offerings are summarized below:

Towers

We manufacture wind towers, specifically the large and heavier wind towers that are designed for 2 MW and larger wind turbines.

Gearing

We manufacture precision gearing systems for the wind industry in North America and custom-engineered gearing systems for the mining, energy and other industrial sectors.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

(In thousands, except share and per share data)

NOTE 14—SEGMENT REPORTING (Continued)

Technical and Engineering Services

We provide construction support, operations and maintenance services, repairs and refurbishments to the wind industry.

Logistics

We offer specialized transportation, permitting and logistics management to the wind industry for oversize and overweight machinery and equipment.

Corporate and Other

“Corporate and Other” is comprised of adjustments to reconcile segment results to consolidated results, which primarily includes corporate administrative expenses and intercompany eliminations.

Below is a summary of segment operations as of September 30, 2009 and December 31, 2008 and for the three and nine months ended September 30, 2009 and 2008. Segment information related to the

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(UNAUDITED)

(In thousands, except share and per share data)

NOTE 14—SEGMENT REPORTING (Continued)

three and nine months ended September 30, 2008 has been reclassified to conform to our current segment presentation.

	Revenues		Operating Profit (Loss)
	Three Months Ended September 30,		Three Months Ended September 30,
	2009	2008	2009	2008
Segments:
Towers	$33,630	$23,171	$2,181	$2,236
Gearing	14,260	27,871	(2,859)	(2,997)
Technical and Engineering Services	6,829	7,685	8	(674)
Logistics	4,959	5,816	20	316
Corporate and Other(1)	(171)	(855)	(3,921)	(4,941)
	$59,507	$63,688	$(4,571)	$(6,060)

	Revenues		Operating Profit (Loss)
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Segments:
Towers	$76,098	$38,781	$1,424	$3,420
Gearing	54,818	76,550	(11,762)	(1,397)
Technical and Engineering Services	22,140	18,504	606	(1,988)
Logistics	12,362	6,701	(1,362)	868
Corporate and Other(1)	(536)	(854)	(10,894)	(10,544)
	$164,882	$139,682	$(21,988)	$(9,641)

	Total Assets as of
	September 30, 2009	December 31, 2008
Segments:
Towers	$89,336	$108,261
Gearing	178,825	199,612
Technical and Engineering Services	38,655	43,622
Logistics	23,079	24,980
Corporate and Other(2)	(1,566)	3,273
	$328,329	$379,748

(1)

“Corporate and Other” includes corporate selling, general and administrative expenses and intercompany eliminations. Corporate selling, general and administrative expenses includes corporate salaries and benefits, share-based compensation, and professional fees.

(2)	“Corporate and Other” includes assets of the corporate headquarters and intercompany eliminations.

BROADWIND ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

(In thousands, except share and per share data)

NOTE 15—COMMITMENTS AND CONTINGENCIES

Customer Disputes

During the third quarter of 2009, the Company was involved in a contract dispute with a customer. The Company and the customer have reached a tentative resolution on this matter. Based on the discussions that occurred, the Company has reserved $1,500, of which $1,200 relates to a settlement of this contract dispute and $300 for a warranty reserve associated with this matter.

During 2008, the Company was involved in a pricing dispute with a customer, which included accumulated unpaid accounts receivable balances totaling approximately $2,249. In the fourth quarter of 2008, the Company and the customer reached a tentative resolution on this matter, which is still being finalized. Based on the discussions that occurred in 2008, the Company wrote-off accounts receivable balances in the amount of $2,249 during the fourth quarter of 2008.

Purchase Commitments

We have issued building and equipment purchase commitments associated with the construction of a new wind tower manufacturing facility located in Brandon, South Dakota totaling approximately $3,300 as of September 30, 2009.

During 2007, we entered into a purchase contract for equipment with a foreign vendor, which was subsequently modified on December 31, 2008. Under the terms of this amended purchase agreement, we agreed to equipment purchases totaling $3,674, of which $978 was paid as a down payment and the remaining $2,784 in principal plus accrued interest at 6% per annum is to be paid in twelve equal monthly installments through December 2009. We have accounted for this purchase agreement as a promissory note and the outstanding balances of $696 and $2,784 are included in lines of credit and notes payable in the current liabilities section of the Company’s condensed consolidated balance sheets as of September 30, 2009 and December 31, 2008, respectively.

During 2008, we entered into two purchase agreements for equipment totaling $4,888. Under the terms of the purchase agreements, we were required to make a $1,324 deposit and must purchase the stated equipment in the purchase agreement or equipment of equal or lesser value. If the equipment is not purchased prior to the expiration of the purchase agreement on December 31, 2010, we would be required to surrender its deposit for the equipment to the vendor. As of September 30, 2009, the deposit balance was $1,324 and is included in other assets in of our condensed consolidated balance sheets as of September 30, 2009.

Legal Proceedings

The Company is subject to legal proceedings in the normal course of business. We periodically evaluate the need to record liabilities in connection with loss contingencies, including, but not limited to, settlement of legal proceedings and regulatory compliance matters. The Company accrues for costs related to loss contingencies when such costs are probable and reasonably estimable.

BROADWIND ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

(In thousands, except share and per share data)

NOTE 15—COMMITMENTS AND CONTINGENCIES (Continued)

Environmental Compliance and Remediation Liabilities

Our operations and products are subject to a variety of environmental laws and regulations in the jurisdictions in which we operate and sell products governing, among other things, air emissions, wastewater discharges, the use, handling and disposal of hazardous materials, soil and groundwater contamination, employee health and safety, and product content, performance and packaging. Also, certain environmental laws can impose the entire cost or a portion of the cost of investigating and cleaning up a contaminated site, regardless of fault, upon any one or more of a number of parties, including the current or previous owner or operator of the site. These environmental laws also impose liability on any person who arranges for the disposal or treatment of hazardous substances at a contaminated site. Third parties may also make claims against owners or operators of sites and users of disposal sites for personal injuries and property damage associated with releases of hazardous substances from those sites.

In September 2007, Tower Tech received a notice of violation from the Wisconsin Department of Natural Resources (“WDNR”) stating that Tower Tech was in violation of several provisions of the state’s air pollution laws and regulations in connection with the construction and operation of two new paint booths at its Manitowoc, Wisconsin facility. During the third quarter of 2009, Tower Tech and the WDNR entered into a settlement agreement to resolve this alleged violation which provided for a payment by Tower Tech of $95 to the WDNR and the installation of certain equipment that could result in the potential reduction of certain emissions related to paints and thinners used by Tower Tech.

Warranty Liability

The Company offers warranties ranging from two to seven years to its customers depending upon the specific product and terms of the customer purchase agreement. Customers may submit warranty claims to the Company and, with respect to certain customer contracts, we have recourse provisions for items that would enable recovery from third parties for amounts paid to customers under warranty provisions. The Company’s reserves for general product warranty costs are based upon a percentage of the product sales revenue and may include a specific reserve based upon certain conditions. During the third quarter of 2009, the Company was involved in a contract dispute with a customer. The Company and the customer have reached a tentative resolution on this matter which included, among other things, a $300 specific warranty reserve associated with this matter. As of September 30, 2009 and December 31, 2008, our estimated product warranty liability was $1,477 and $890, respectively, and is recorded within accrued liabilities in our consolidated balance sheets.

BROADWIND ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

(In thousands, except share and per share data)

NOTE 15—COMMITMENTS AND CONTINGENCIES (Continued)

The changes in the carrying amount of the Company’s total product warranty liability for the nine months ended September 30, 2009 and for the year ended December 31, 2008 were as follows:

	September 30, 2009	December 31, 2008
Beginning Balance	$890	$242
Accruals for warranties issued	681	856
Accruals relating to pre-existing warranties	470	(208)
Settlements made during the period	(564)	—
Ending Balance	$1,477	$890

Sale-Leaseback Transactions

We have entered into sale-leaseback agreements whereby certain owned equipment is sold to a third party financing company in exchange for cash and the subsidiary then leases back the equipment from the purchaser. The primary purpose of these arrangements is to provide additional liquidity to meet working capital requirements. Depending on the terms of the lease agreement, the lease may be classified as an operating or capital lease. In addition, the sale of the assets may result in a gain or loss, which must be amortized to other income or loss in our statement of operations over the life of the operating lease. As of September 30, 2009, the minimum monthly payments due under these lease agreements totaled $98.

Other

As of September 30, 2009, approximately 24.5% of our employees were covered by two collective bargaining agreements with local unions. These agreements are scheduled to expire in October 2009 and February 2010. We have reached a tentative agreement on new terms for the agreement set to expire in October 2009 that would result in a three year extension.

NOTE 16—EARNINGS PER SHARE

The Company computes earnings per share under the basic and diluted methodology and presents per share data for all periods in which statements of operations are presented. Basic earnings per share is computed by dividing net income or loss by the weighted average number of shares of common stock outstanding. Diluted earnings per share is computed by dividing net income or loss by the weighted average number of shares of common stock and common stock equivalents outstanding. Common stock equivalents with respect to the Company’s calculation of diluted earnings per share generally include outstanding stock options and non-vested restricted stock units. Restricted stock units are converted into shares of the Company’s common stock as they vest on the anniversary of the grant date. Due to the Company’s history of operating losses, common stock equivalents are excluded from the calculation of diluted earnings per share as a result of their anti-dilutive effect on per share data.

BROADWIND ENERGY, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(UNAUDITED)

(In thousands, except share and per share data)

NOTE 16—EARNINGS PER SHARE (Continued)

The following table provides a reconciliation of the numerators and denominators used in calculating basic and diluted earnings per share for the three and nine months ended September 30, 2009 and 2008:

	Three Months Ended September 30		Nine Months Ended September 30
	2009	2008	2009	2008
Basic earnings per share calculation:
Net loss to common stockholders	$(4,944)	$(7,499)	$(17,520)	$(12,915)
Weighted average number of common shares outstanding	96,608,575	96,470,415	96,549,710	87,692,295
Basic net loss per share	$(0.05)	$(0.08)	$(0.18)	$(0.15)
Diluted earnings per share calculation:
Net loss to common stockholders	$(4,944)	$(7,499)	$(17,520)	$(12,915)
Weighted average number of common shares outstanding	96,608,575	96,470,415	96,549,710	87,692,295
Common stock equivalents:
Stock options and restricted stock units(1)	—	—	—	—
Weighted average number of common shares outstanding	96,608,575	96,470,415	96,549,710	87,692,295
Diluted net loss per share	$(0.05)	$(0.08)	$(0.18)	$(0.15)

(1)

Stock options and restricted stock units granted and outstanding of 1,877,745 and 1,903,000 as of September 30, 2009 and 2008, respectively, are excluded from the computation of diluted earnings due to the anti-dilutive effect as a result of the Company’s net loss for these respective periods.

NOTE 17—SUBSEQUENT EVENTS

On October 30, 2009, the Company filed a registration statement with the SEC related to a proposed public offering of 15,000,000 shares of its common stock. Included in this offering, the Company proposes to sell 10,000,000 shares and Tontine Capital Partners, L.P., and certain of its affiliated funds (collectively “Tontine”), propose to sell 5,000,000 shares. In addition, the underwriter has the option to purchase from Tontine and J. Cameron Drecoll, the Company’s Chief Executive Officer, up to an additional 2,250,000 shares of its common stock under the same terms and conditions to cover over-allotments, if any.